As filed with the Securities and Exchange Commission on August 1, 2013

Registration No. 333-190277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

QUICKLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-188504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1277 Orleans Drive

Sunnyvale, CA 94089-1138

(408) 990-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew J. Pease

Chief Executive Officer

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA 94089-1138

(408) 990-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph S. Marimon Chief Financial Officer QuickLogic Corporation 1277 Orleans Drive Sunnyvale, CA 94089-1138 (408) 990-4000	Aaron J. Alter, Esq. John Randall Lewis, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

Approximate date of commencement of proposed sale to the public:

From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share(4)	—	—	—	—
Preferred Stock, $0.001 par value per share(4)	—	—	—	—
Depositary Shares(5)	—	—	—	—
Debt Securities	—	—	—	—
Warrants(6)	—	—	—	—
Total(7)	$40,000,000(7)	100%(8)	40,000,000	$5,456(9)

(1)	Or (i) if any debt securities are issued at an original issue discount, such greater principal amount at maturity as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any securities are issued in an amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.
(2)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the debt securities. The amount is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlements or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(4)	In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock and preferred stock, as may be issued upon conversion or exchange of the securities issued hereunder.
(5)	In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of depositary shares as may be issued upon conversion or exchange of any preferred stock, depositary shares or warrants issued hereunder.
(6)	Includes warrants to purchase shares of common stock, preferred stock or depositary shares, and warrants to purchase debt securities.
(7)	The securities registered hereunder may be sold separately, or as units with other securities registered hereby. The proposed maximum offering price per unit will be determined by us in connection with the issuance of such securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $40,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.
(8)	We will determine the proposed maximum offering price per unit in connection with the issuance of the securities and it is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(9)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed for the purpose of deleting certain language on the cover page of the Registration Statement in the form previously filed in order to comply with Rule 473 promulgated under the Securities Act of 1933, as amended. No changes are being made hereby to the prospectus constituting a part of the Registration Statement.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The aggregate estimated (other than the registration fee) expenses to be paid in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$5,456
Accounting fees and expenses	8,500
Legal fees and expenses	40,000
Printing and engraving	8,000
Transfer agent fees and expenses	1,500
Miscellaneous	5,000

Total	$68,456

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (“Delaware Law”) permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein.

Section 145 of Delaware Law provides that a corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Article VII of our bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware Law. Our bylaws allow us to purchase insurance for any person whom we are required or permitted to indemnify. We have obtained a policy of directors’ and officers’ liability insurance that insures such persons against the cost of defense, settlement or payment of a judgment under certain circumstances.

We have entered into indemnification agreements with our directors and certain officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and certain officers in the future. Under these agreements, we will indemnify these individuals against amounts actually and reasonably incurred in connection with an actual, or a threatened, proceeding if any of them may be made a party because of their role as one of our directors or officers. We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to QuickLogic’s best interests. With respect to any criminal proceeding, we are obligated to pay these amounts only if the officer or director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

In addition, our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law, for breach of fiduciary duty as a director. This provision does not eliminate a director’s duty of care. Each director will continue to be subject to liability for:

•	breach of the director’s duty of loyalty to QuickLogic;

•	acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•	acts or omissions that the director believes to be contrary to QuickLogic’s best interests or that of its stockholders;

•	any transaction from which the director derived an improper personal benefit; and

•	for improper distributions to stockholders and loans to directors and officers.

This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

1.1*	Form of Underwriting Agreement.

1.2**	Form of Subscription Agreement.

3.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.1.1	Certificate of Designation, Preferences and Rights of the Terms of the Series A Junior Participating Preferred Stock.(2)

3.2	Amended and Restated Bylaws of the Registrant.(3)

4.1**	Form of Senior Indenture.

4.2**	Form of Subordinated Indenture.

4.3**	Form of Senior Debt Securities (included in Exhibit 4.1).

4.4**	Form of Subordinated Debt Securities (included in Exhibit 4.2).

4.5*	Form of Certificate of Designation.

4.6*	Form of Preferred Stock Certificate.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Deposit Agreement.

4.10*	From of Depositary Receipt (included in Exhibit 4.9).

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1**	Power of Attorney of certain directors and officers of QuickLogic Corporation (see page II-6 of this Form S-3).

25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
**	Previously filed.
(1)	Incorporated by reference to the amendment to the Company’s Registration Statement on Form S-1 filed August 10, 1999 (Commission File No. 333-28833).

(2)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on December 10, 2001 (Commission File No. 000-22671).
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K (Item 5.03) filed on May 2, 2005.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of our employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(g) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(h) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 31, 2013.

QUICKLOGIC CORPORATION

By:	/s/ Andrew J. Pease
Andrew J. Pease
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Andrew J. Pease Andrew J. Pease	President and Chief Executive Officer; Director (Principal Executive Officer)	July 31, 2013

/s/ Ralph S. Marimon Ralph S. Marimon	Vice President, Finance, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 31, 2013

* Michael J. Callahan	Director	July 31, 2013

* Michael R. Farese	Director	July 31, 2013

* E. Thomas Hart	Executive Chairman of the Board	July 31, 2013

* Arturo Krueger	Director	July 31, 2013

* Christine Russell	Director	July 31, 2013

* Gary H. Tauss	Director	July 31, 2013

*By	/s/ Ralph S. Marimon
Ralph S. Marimon Attorney-in-Fact

Exhibit Number	Exhibit Title

1.1*	Form of Underwriting Agreement.

1.2**	Form of Subscription Agreement.

3.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.1.1	Certificate of Designation, Preferences and Rights of the Terms of the Series A Junior Participating Preferred Stock.(2)

3.2	Amended and Restated Bylaws of the Registrant.(3)

4.1**	Form of Senior Indenture.

4.2**	Form of Subordinated Indenture.

4.3**	Form of Senior Debt Securities (included in Exhibit 4.1).

4.4**	Form of Subordinated Debt Securities (included in Exhibit 4.2).

4.5*	Form of Certificate of Designation.

4.6*	Form of Preferred Stock Certificate.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Deposit Agreement.

4.10*	From of Depositary Receipt (included in Exhibit 4.9).

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1**	Power of Attorney of certain directors and officers of QuickLogic Corporation (see page II-6 of this Form S-3).

25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
**	Previously filed.
(1)	Incorporated by reference to the amendment to the Company’s Registration Statement on Form S-1 filed August 10, 1999 (Commission File No. 333-28833).
(2)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on December 10, 2001 (Commission File No. 000-22671).
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K (Item 5.03) filed on May 2, 2005.